2CE International Growth & Income attachment
12/31/02 Semiannual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72 DD1
Class A		4,190
Class B		1,102
Class C		   114

72DD2
Class M		    121
Class Y		    115

73A1
Class A			0.097
Class B			0.033
Class C			0.038

73A2
Class M			0.050
Class Y			0.119

74U1
Class A			44,188
Class B			33,272
Class C			  3,049

74U2
Class M			   2,433
Class Y			       981

74V1
Class A			7.27
Class B			7.18
Class C			7.25

74V2
Class M			7.26
Class Y			7.29